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                                                                  Exhibit 10.27

                                CONSULTING AGREEMENT


     THIS AGREEMENT by and between LONE STAR TECHNOLOGIES, INC., a Delaware corporation ("LST"), and JOHN P. HARBIN ("Harbin") dated as of July 23, 1998.

                                  WITNESSETH THAT:

     WHEREAS, Harbin has served LST as its Chief Executive Officer without any retirement or other customary employee benefits;

     WHEREAS, Harbin has informed the Corporation of his intention to retire as Chief Executive Officer on July 1, 1998 and as Chairman and a director on December 31, 1998;

     WHEREAS, the Board of Directors and Compensation Committee of LST have considered the accomplishments of LST and its subsidiaries under Harbin's leadership and the great benefits that they have received from his extraordinary services;

     WHEREAS, the Board of Directors and Compensation Committee of LST have also considered Harbin's good health and vitality, excellent reputation and valuable relationships in the oil and gas industry and broad business experience and wise judgment that LST could continue to benefit from;

     WHEREAS, at the meetings of the Compensation Committee of LST on April 15, 1998 and the Board of Directors of LST on May 14, 1998, it was unanimously decided that LST pay success and consulting fees of $3 million to Harbin or his estate over a five-year period and that LST should retain Harbin to consult with and advise the management and the Board of Directors of LST and enter into a five-year consulting agreement with Harbin providing for the payment of the success and consulting fees and his office expenses;

     NOW, THEREFORE, it is hereby agreed as follows:

     1. During the five-year term of this Agreement, commencing on January 1, 1999 and ending on December 31, 2003 (the "Term"), LST will pay Harbin the total sum of Three Million Dollars ($3,000,000.00), payable as follows: One Million Dollars ($1,000,000.00) on January 2, 1999 and the remaining Two Million Dollars ($2,000,000.00) in 60 monthly installments of $33,333.33 each, beginning on January 31, 1999 and ending on December 31, 2003. If Harbin should die before the end of the Term of this Agreement, his estate shall be entitled to receive, in the amounts and the times

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specified above, the compensation provided under this paragraph 1 to be paid during the remaining portion of the Term. If a Change in Control of LST, as defined in the 1985 Long-Term Incentive Plan of LST, as amended, occurs before the end of the Term of this Agreement, all remaining payments under this paragraph 1 shall be immediately paid by LST to Harbin or his estate.
No interest shall be accrued or paid with respect to any amount paid to Harbin hereunder. The obligation of LST to make the payments specified in this paragraph 1 to Harbin or his estate is absolute and shall not be affected by Harbin's inability to perform any services hereunder or by any set-off, counterclaim, recoupment, defense or other claim, right or action that LST may have against Harbin or others. LST and Harbin recognize that the payments provided for in this paragraph 1 are in consideration of the valuable services that Harbin has rendered and continues to render as an officer of LST and that while the value to LST of the consulting services that Harbin provides pursuant to this Agreement may be considerable, those payments are not conditioned on Harbin's providing those consulting services to LST.

     2. During the Term of this Agreement, Harbin will serve as independent contractor and not as an employee of LST and, as requested by LST at any time and from time to time, will consult with LST during ordinary business hours with regard to LST's business and operations. The services which Harbin shall perform and render hereunder shall include advice and consultation and the performance of such other duties and services as shall be requested by LST relating to:

          (a) The maintenance and furtherance of satisfactory relationships between LST and its existing and prospective customers and others having business relationships with LST;

          (b)  Representing LST with trade groups and other organizations; and

          (c)  Generally, the business and affairs of LST.

     3. LST shall pay for Harbin's office expenses in an amount not to exceed $25,000 per year during the Term of this Agreement.

     4. The relationship created between LST and Harbin by this Agreement is that of independent contractors. Harbin shall not be, by reason hereof or any action taken hereunder or pursuant hereto, an agent or representative of LST and shall have no power or authority to assume or incur any liability or obligation on behalf of LST or to bind LST in any respect.

     5. During the term of this Agreement Harbin shall not, within the "Restricted Geographic Area," directly or indirectly serve as a director, officer or employee of or consultant to any person or entity that manufactures or sells oil country tubular goods, specialty tubing or other products competitive with those manufactured and/or sold by


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LST (collectively, "Products").  For purposes of this paragraph 5,
Restricted Geographic Area means Dallas and Morris Counties, Texas and any area within a 25-mile radius of any customer or dealer to which LST sells or ships Products during 1998. Harbin shall hold in a fiduciary capacity for the benefit of LST all secret or confidential information relating to LST and its business that Harbin obtains during his employment as an officer of LST and his retention as a consultant to LST hereunder. LST's sole remedy for any breach of Harbin's obligations under this Agreement shall be to obtain injunctive relief to restrain any such breach or specific enforcement of this Agreement. In no event shall any asserted violation of this Agreement constitute a basis for deferring or withholding any amounts otherwise payable to Harbin under paragraph 1 of this Agreement. If any of the covenants in this paragraph 5, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable.

     6. No interest or right of Harbin under this Agreement may be assigned, anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by Harbin to assign, anticipate, alienate, pledge or encumber the same shall be void. The obligations of LST to make payments to Harbin under this Agreement are unfunded, and no provisions of this Agreement shall be deemed or construed to create a trust fund or to grant Harbin a security interest. All payments under this Agreement shall be made by LST out of its general assets, and the right of Harbin or his estate to receive payments from LST hereunder shall be no greater than the right of any unsecured general creditor of LST.

     7. This Agreement is personal to Harbin and his rights hereunder can be transferred only by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Harbin and his legal representatives, successors, heirs, devisees and legatees. This Agreement shall inure to the benefit of and be binding upon LST and its successors and assigns. References to LST in this Agreement shall include any successor to the business and/or assets of LST that assumes LST's obligations under this Agreement, by operation of law or otherwise.

     8. LST may withhold from amounts payable under this Agreement all taxes that are required to be withheld by applicable laws or regulations.

     9. This Agreement has been executed and delivered in the State of Texas and shall be construed in accordance with and governed by the laws of that State.

     10. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


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     11.  This Agreement constitutes the entire agreement between LST and
Harbin with respect to the subject matter hereof and supersedes all other prior agreements, both written and oral, between the parties with respect to such subject matter. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed by each of the parties or, in the case of a waiver, by an instrument signed by the party waiving compliance. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Harbin has executed this Agreement and, pursuant to the authorization of its Board of Directors and Compensation Committee, LST has caused this Agreement to be executed on its behalf by a duly authorized officer, all as of the date above written.



                                         /s/ John P. Harbin
                                       -------------------------------------
                                       John P. Harbin



                                       LONE STAR TECHNOLOGIES, INC.


                                       By: /s/ Rhys J. Best
                                          ----------------------------------
                                       Name: Rhys J. Best
                                            --------------------------------
                                       Title: President
                                             -------------------------------





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